Evolus Reports Strong Second Quarter 2026 Financial Results; Delivers Third Consecutive Quarter of Positive Adjusted EBITDA and Raises Full-Year 2026 Financial Outlook

•Global Net Revenue of $84.1 Million for the Second Quarter of 2026, an Increase of 21% Over the Prior Year, Reflecting Increasing Market Share Gains Across U.S. and International Markets
•GAAP Operating Loss of $4.5 Million and Positive Adjusted EBITDA of $4.7 Million for the Second Quarter of 2026, Representing the Third Consecutive Quarter of Positive Adjusted EBITDA, a $12.6 Million Year-Over-Year Improvement
•Raises Full-Year 2026 Net Revenue Guidance to Between $330 Million and $337 Million, Raises Adjusted Gross Profit Margin Guidance to Between 67.0% and 67.5%, Narrows Non-GAAP Operating Expense Guidance to Between $212 Million and $216 Million, While Reaffirming Low- to Mid-Single Digit Adjusted EBITDA Margin Outlook
•Expansion of the Company’s Global Injectable Portfolio Through the Addition of Profhilo®, the Third Vertical in the U.S. Injectable Portfolio, With Estimated Peak Annual Revenue Exceeding $100 Million and Anticipated U.S. Commercialization in 2030, and the Expansion of the Estyme® Franchise into Canada, Australia, and New Zealand, With Expected Commercialization in 2028
•Reaffirms 2028 Long-Term Financial Outlook Reflecting Total Net Revenue Between $450 million and $500 million, Representing a Three-Year CAGR of 15% to 19%, and Adjusted EBITDA Margins of 13% to 15% for 2028

NEWPORT BEACH, Calif., August 5, 2026 – Evolus, Inc. (NASDAQ: EOLS), a global performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced its financial results for the second quarter ended June 30, 2026.
“The increasing momentum of our portfolio focus has resulted in Evolus gaining significant share across injectable aesthetics during the second quarter, supported by double-digit growth for Jeuveau® and accelerating adoption of Evolysse®,” said David Moatazedi, President and Chief Executive Officer of Evolus. “We delivered another quarter of consistent execution, highlighted by 21% revenue growth and a third consecutive quarter of positive Adjusted EBITDA, representing a $12.6 million improvement over the prior-year period. Based on our first-half results, we are raising our full-year 2026 financial outlook while continuing to invest in strategic opportunities that strengthen our long-term growth profile. At the same time, the injectable aesthetics market strengthened during the quarter, with improving consumer demand and stable treatment intervals driving mid-single digit growth in the neurotoxin market and, importantly, the hyaluronic acid category returning to positive growth following two years of declines.”

“Beyond our strong commercial performance, we continued advancing our strategy to build a diversified global injectable aesthetics company,” Moatazedi continued. “Recently, we strengthened our long-term innovation pipeline through our exclusive U.S. partnership with IBSA to develop and commercialize Profhilo®, the market-leading skin quality injectable in Europe, expanding our portfolio into a third injectable category. In the second quarter, we successfully launched the Estyme® collection of injectable hyaluronic acid gels across Europe, establishing our international HA platform. Building on that momentum, we also expanded our exclusive licensing agreement with Symatese to include Canada, Australia, and New Zealand, positioning Evolus to commercialize a complementary HA gel portfolio across every market where we currently offer Jeuveau® and Nuceiva®. Finally, we continued advancing Evolysse® Sculpt through the FDA review process and remain confident in the product’s long-term opportunity. Together, these milestones demonstrate the strength of our commercial platform and reinforce our ability to attract category leading partners across the global aesthetics market.”

Second Quarter 2026 Highlights and Recent Developments
•The Company’s key performance indicators continued to demonstrate strong commercial execution during the second quarter, reflecting healthy consumer demand, increasing customer penetration, strong reorder behavior, and continued scalability of Evolus’ digitally enabled commercial platform.
◦Total purchasing accounts increased by approximately 600 in the second quarter. Since launch, more than 18,600 customers have purchased from Evolus, with over 4,000 purchasing Evolysse®, driving U.S. account penetration above 60%. Customer reorder rates are above 70%1, reflecting strong engagement and retention.
◦Members in the Evolus Rewards™ consumer loyalty program grew by over 77,000 during the quarter to over 1.5 million2, representing a total increase of 25% as compared to the second quarter of 2025.
◦Total Evolus Rewards™ redemptions for the quarter grew and reached an all-time high of over 270,0002 with existing patients receiving repeat treatments at the rate of approximately 71%, which demonstrates growing consumer adoption and healthy treatment behavior.
•The Company successfully launched all four injectable hyaluronic (HA) gels under the brand name Estyme® in Europe.
•The Company entered into an exclusive licensing agreement with Symatese to commercialize the Estyme® collection in Canada, Australia, and New Zealand, expanding the Company’s international growth opportunity. The Company now holds exclusive rights to commercialize its injectable HA gel portfolio in every market where it currently offers Jeuveau® and Nuceiva®, establishing a consistent multi-product commercial platform across its global business.
•The Company entered into an exclusive licensing and distribution agreement with IBSA to develop and commercialize Profhilo® in the United States, further expanding Evolus’ long-term injectable portfolio.
•The Company continued advancing Evolysse® Sculpt through the FDA review process and remains focused on bringing the product to market.

Second Quarter 2026 Financial Results
•Total net revenues for the second quarter of 2026 were $84.1 million, a 21% increase over the second quarter of 2025. Net revenue for the second quarter of 2026 included $75.2 million of global toxin revenue and $8.9 million of revenue from injectable hyaluronic acid (HA) gels.
•Gross profit margin and adjusted gross profit margin were 68.0% and 69.0%, respectively. Gross margin benefited by approximately 120 basis points from a tariff refund recognized during the quarter. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses for the second quarter of 2026 were $61.7 million as compared to $55.7 million in the first quarter of 2026.
•Non-GAAP operating expenses for the second quarter of 2026 were $53.3 million, compared to $49.1 million in the first quarter of 2026. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation and depreciation and amortization.
•GAAP loss from operations for the second quarter of 2026 was $4.5 million, compared to GAAP loss from operations of $10.2 million in the second quarter of 2025.
•Adjusted EBITDA, which is equivalent to non-GAAP income from operations, in the second quarter of 2026 was $4.7 million, compared to a loss of $7.9 million in the second quarter of 2025, reflecting expanding operating leverage and disciplined expense management.
•As of June 30, 2026, the Company had cash and cash equivalents of $45.2 million compared to $49.8 million on March 31, 2026.

Outlook – Updated Full-Year 2026 Guidance and Expectations:
•Raises total net revenues for the full-year 2026 to between $330 million and $337 million, from $327 million to $337 million, which represents 11% to 13% growth over the prior year.
•Raises adjusted gross profit margin for the full-year 2026 to between 67.0% and 67.5%, from 65.5% to 67.0%, reflecting an evolving revenue mix while maintaining a disciplined approach to margin optimization.
•Narrows non-GAAP operating expenses for the full-year 2026 to between $212 million and $216 million, from $210 million to $216 million, representing a modest 1% to 3% growth over 2025 non-GAAP operating expenses, and reflecting continued disciplined expense management while supporting strategic investments in long-term portfolio expansion.
•Expects Evolysse® and Estyme® injectable HA gels to contribute 10% to 12% of total revenue for the full-year 2026, reflecting:
◦U.S. commercialization of Evolysse® Form and Evolysse® Smooth;
◦The commercialization of the Estyme® collection in Europe; and
◦The anticipated U.S. approval of Evolysse® Sculpt in the fourth quarter of 2026; however, guidance assumes no revenue contribution from the product.
•Reaffirms low- to mid-single digit Adjusted EBITDA margin in 2026.
•Expects to maintain a strong capital position, supported by $45.2 million of cash and cash equivalents as of June 30, 2026, and approximately $120 million of additional non-dilutive capacity, providing sufficient resources to execute the Company’s strategic priorities.
•Reaffirms its 2028 long-term financial outlook reflecting total net revenue between $450 million and $500 million, representing a three-year CAGR of 15% to 19%, and Adjusted EBITDA margins of 13% to 15% for 2028, which reflects:
◦Current market conditions and a more conservative near-term growth environment;
◦Strengthened market share, driven by continued outperformance, portfolio expansion, and commercial execution; and
◦International business performance remaining on track, supported by continued execution across existing markets and the commercial launch of Estyme® in Europe.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13761330. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.
Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics by building a differentiated portfolio of injectable brands that address the evolving needs of practitioners and patients. Our portfolio includes Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, Evolysse®, a collection of unique injectable hyaluronic acid (HA) gels, and Profhilo®, the market-leading injectable for skin quality in Europe, which Evolus has exclusively licensed for development and commercialization in the United States. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through June 30, 2026.

2 Represents cumulative statistics from the launch of Evolus Rewards™ in May 2020 through June 30, 2026.

Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues.
Non-GAAP operating expenses exclude (i) revaluation of the contingent royalty obligations, (ii) stock-based compensation expense and (iii) depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income tax (benefit) expense, revaluation of the contingent royalty obligations, stock-based compensation expense, depreciation and amortization, and other income (expense), net. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total net revenues.

Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset.

Management believes that non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin are useful in helping to identify the Company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations.

Management also believes that non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin will enable investors to assess the Company in the same way that management assesses the Company’s operating performance against comparable companies with conventional accounting methodologies.

The Company’s definitions of adjusted gross profit, adjusted gross profit margin, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and may differ from other companies reporting similarly named measures.

Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical (i) adjusted gross profit, (ii) adjusted gross profit margin, (iii) non-GAAP operating expenses, and (iv) Adjusted EBITDA and Adjusted EBITDA margin presented herein to (i) gross profit, (ii) gross profit margin, (iii) GAAP operating expenses and (iv) GAAP Net Loss, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin” in the financial schedules below.

In addition, this press release includes information regarding the Company’s expected non-GAAP operating expenses and Adjusted EBITDA for the full-year 2026 and Adjusted EBITDA margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, Adjusted EBITDA, or Adjusted EBITDA margin because a reconciliation of such measures to forward-looking GAAP operating expenses and GAAP net income (loss), respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The Company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches and approvals; the Company’s business strategies and capital resources; the Company’s financial outlook for 2026 and beyond, including the assumptions set forth therein; and the Company’s expectations and timing for achieving continued profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, our reliance on consumer discretionary spending, unfavorable global economic conditions including trade disputes, tariffs and regulatory actions on imports, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse® Hyaluronic Acid (HA) gels in the U.S. and Estyme® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse® HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the Securities and Exchange Commission on or about August 5, 2026. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, and Evolysse® are registered trademarks of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

Jeuveau® (known as Nuceiva® outside the United States) and Evolysse® (known as Estyme® outside the United States) are referred to throughout this press release by their U.S. trade names for convenience.
Profhilo® is a registered trademark of IBSA Institut Biochimique SA.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product revenue, net	$83,350	$68,699	$156,097	$136,773
Service revenue	734	688	1,124	1,136
Total net revenues	84,084	69,387	157,221	137,909
Cost of goods sold	26,904	24,067	51,144	45,934
Gross profit	57,180	45,320	106,077	91,975
Operating expenses:
Selling, general and administrative	57,052	56,675	109,033	113,315
Research and development	1,892	1,837	4,132	4,049
Revaluation of contingent royalty obligation payable to Evolus Founders	1,250	(3,914)	1,236	(1,763)
Depreciation and amortization	1,529	932	3,067	1,756
Total operating expenses	61,723	55,530	117,468	117,357
Loss from operations	(4,543)	(10,210)	(11,391)	(25,382)
Other income (expense):
Interest income	296	479	581	1,189
Interest expense	(4,172)	(7,207)	(8,147)	(11,622)
Other income (expense), net	213	(151)	333	(94)
Loss before income taxes	(8,206)	(17,089)	(18,624)	(35,909)
Income tax benefit (expense)	154	(53)	(102)	(125)
Net loss	$(8,052)	$(17,142)	$(18,726)	$(36,034)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	(251)	240	(373)	306
Comprehensive loss	$(8,303)	$(16,902)	$(19,099)	$(35,728)
Net loss per share, basic and diluted	$(0.12)	$(0.27)	$(0.29)	$(0.56)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	65,929	64,539	65,560	64,120

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$45,170	$53,826
Accounts receivable, net	62,383	54,697
Inventories	40,896	26,963
Prepaid expenses and other current assets	19,095	7,431
Total current assets	167,544	142,917
Noncurrent assets	80,480	82,951
Total assets	$248,024	$225,868
Accounts payable and accrued expenses	$82,204	$58,951
Other current liabilities	16,527	16,354
Total current liabilities	98,731	75,305
Long-term debt	156,744	146,096
Other noncurrent liabilities	23,452	27,573
Total liabilities	$278,927	$248,974
Total stockholders’ equity (deficit)	$(30,903)	$(23,106)

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2026	2025	2026
Net cash (used in) provided by:
Operating activities	$(13,539)	$(40,423)	$(3,587)
Investing activities	(2,191)	(4,128)	(500)
Financing activities	7,254	19,032	(365)
Effect of exchange rates on cash and cash equivalents	(180)	305	(170)
Change in cash and cash equivalents	(8,656)	(25,214)	(4,622)
Cash and cash equivalents, beginning of period	53,826	86,952	49,792
Cash and cash equivalents, end of period	$45,170	$61,738	$45,170

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total net revenues	$84,084	$69,387	$157,221	$137,909
Cost of goods sold	26,904	24,067	51,144	45,934
Gross profit	57,180	45,320	106,077	91,975
Gross profit margin	68.0%	65.3%	67.5%	66.7%
Add: Amortization of distribution right intangible asset	807	806	1,615	1,545
Adjusted gross profit	$57,987	$46,126	$107,692	$93,520
Adjusted gross profit margin	69.0%	66.5%	68.5%	67.8%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2026	2025	2026	2025	2026
GAAP operating expense	$61,723	$55,530	$117,468	$117,357	$55,745
Adjustments:
Revaluation of contingent royalty obligation	1,250	(3,914)	1,236	(1,763)	(14)
Stock-based compensation:
Included in selling, general and administrative	5,226	4,346	9,976	10,095	4,750
Included in research and development	396	142	762	321	366
Depreciation and amortization	1,529	932	3,067	1,756	1,538
Non-GAAP operating expense	$53,322	$54,024	$102,427	$106,948	$49,105

Evolus, Inc.
Reconciliation of GAAP Net Loss to
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net loss	$(8,052)	$(17,142)	(18,726)	(36,034)
Adjustments:
Income tax (benefit) expense	(154)	53	102	125
Interest income and expense	3,876	6,728	7,566	10,433
Depreciation and amortization	1,529	932	3,067	1,756
Amortization of distribution right intangible assets	807	806	1,615	1,545
Revaluation of contingent royalty obligation	1,250	(3,914)	1,236	(1,763)
Stock-based compensation:
Included in selling, general and administrative	5,226	4,346	9,976	10,095
Included in research and development	396	142	762	321
Other income (expense), net	(213)	151	(333)	94
Adjusted EBITDA	$4,665	$(7,898)	$5,265	$(13,428)
Adjusted EBITDA margin	5.5%	(11.4)%	3.3%	(9.7)%